THE SONIC FUND II, L.P. FILES DEFINITIVE PROXY STATEMENT AND SENDS LETTER TO STOCKHOLDERS OF ADVERUM BIOTECHNOLOGIES, INC.

Believes Board’s Abject Failure to Exert Sufficient Oversight of Management Has Led to Significant Stockholder Value Destruction and Must Be Immediately Addressed
Adverum Is Abusing the Corporate Machinery to Entrench Incumbent Directors and Disenfranchise Stockholders
Company Has Lost Confidence of Stockholders Through Persistent Mismanagement and Repeated Scientific, Communications and Capital Allocation Blunders
Believes a Costly Proxy Fight Could Have Been Avoided Had Adverum Board Engaged Constructively with Sonic Rather than Taking Antagonistic Stance
Sees Current Board – Including Three Company Nominees for 2021 Annual Meeting – As Lacking Independence, Requisite Experience and Ability to Hold Management Accountable
Urges Stockholders to Vote on the GREEN Proxy Card Today to Elect Sonic’s Three Independent Director Nominees to Effect Sorely Needed Board Refreshment

Honolulu, HI – April 19, 2021 – The Sonic Fund II, L.P. (“Sonic”), which beneficially owns approximately 6.8% of the outstanding common stock of Adverum Biotechnologies, Inc. (NASDAQ: ADVM) (the “Company” or “Adverum”), announced today that it has filed a definitive proxy statement and GREEN proxy card with the SEC in conjunction with the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) that the Company is rushing to hold on May 12, 2021. Sonic has nominated three independent, highly qualified director candidates – Jean Bennett, Jodi Cook and Herbert Hughes (the “Nominees”) – for election to the Adverum Board of Directors (the “Board”) to serve until the 2024 Annual Meeting.

Sonic sent a letter to Adverum stockholders in connection with this filing. The full text of the letter is below and is also available at www.SaveAdverum.com.

[FULL TEXT OF LETTER]
Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting
The attached Proxy Statement and GREEN proxy card are available at:
www.Saratogaproxy.com/Sonic

If you have any questions regarding your GREEN consent card or need assistance in executing your consent, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

Contacts

Investors:

Saratoga Proxy Consulting LLC
John Ferguson / Ann Marie Mellone 212-257-1311
jferguson@saratogaproxy.com / amellone@saratogaproxy.com

Media:
Sloane & Company
Joe Germani / Sarah Braunstein
jgermani@sloanepr.com / sbraunstein@sloanepr.com